Exhibit 21

Medtronic, Inc. and subsidiaries

Company	Jurisdiction of Incorporation

Arterial Vascular Engineering Canada, Company	Nova Scotia
Arterial Vascular Engineering Netherlands Holding B.V.	Netherlands
Arterial Vascular Engineering UK Limited	United Kingdom
AVE Ireland Limited	Ireland
AVECOR Cardiovascular Limited	England, Wales
B.V. Medtronic FSC	Netherlands
Cardiotron G.m.b.H.	Germany
Carmel Biosensors Ltd.	Israel
Europrisme Medical S.A.	France
Fundacion Medtronic Aula Miguel Servet	Spain
IGN AB	Sweden
IGN GmbH	Germany
India Medtronic Private Limited	India
Kyphon Americas, Inc.	Delaware
Kyphon Australia Pty Ltd.	Australia
Kyphon Cayman Ltd.	Cayman Islands
Kyphon Deutschland GmbH	Germany
Kyphon Europe BVBA	Belgium
Kyphon France SARL	France
Kyphon GmbH (Austria)	Austria
Kyphon Iberica, S.L.	Spain
Kyphon Ireland Ltd.	Ireland
Kyphon Ireland Research Holding	Ireland
Kyphon Italia S.R.L.	Italy
Kyphon Nippon K.K.	Japan
Kyphon South Africa (Proprietary) Ltd.	South Africa
Kyphon Switzerland GmbH	Switzerland
Kyphon Sàrl	Switzerland
Kyphon UK Limited	United Kingdom
MG Biotherapeutics LLC	Delaware
MRM Merger Corporation	Delaware
Magnolia Medical, LLC	Delaware
Medical Education Y.K.	Japan
Medtronic (Africa) (Proprietary) Limited	South Africa
Medtronic (Schweiz) A.G. (Medtronic (Suisse) S.A.)	Switzerland
Medtronic (Shanghai) Ltd.	China
Medtronic (Thailand) Limited	Thailand
Medtronic A/S	Denmark
Medtronic Aktiebolag	Sweden
Medtronic Angiolink, Inc.	Delaware
Medtronic Asia, Ltd.	Minnesota
Medtronic Australasia E.S.P. Company Pty. Limited	Australia
Medtronic Australasia Pty. Limited	New South Wales
Medtronic B.V.	Netherlands
Medtronic Bakken Research Center B.V.	Netherlands
Medtronic Belgium S.A./N.V.	Belgium
Medtronic Bio-Medicus, Inc.	Minnesota
Medtronic China, Ltd.	Minnesota
Medtronic Comercial Ltda.	Brazil

Company	Jurisdiction of Incorporation

Medtronic Czechia s.r.o.	Czech Republic
Medtronic Danmark A/S	Denmark
Medtronic Endonetics, Inc.	California
Medtronic Europe BVBA/SPRL	Belgium
Medtronic Europe Sàrl	Switzerland
Medtronic Fabrication SAS	France
Medtronic Finland Oy	Finland
Medtronic France S.A.S.	France
Medtronic Functional Diagnostics Zinetics, Inc.	Utah
Medtronic Functional Diagnostics, Inc.	New Jersey
Medtronic G.m.b.H.	Germany
Medtronic Hellas Medical Device Commercial S.A.	Greece
Medtronic Holding Switzerland G.m.b.H.	Switzerland
Medtronic Hungaria Kereskedelmi Kft	Hungary
Medtronic Ibérica S.A.	Spain
Medtronic InStent (Israel) Ltd.	Israel
Medtronic International Technology, Inc.	Minnesota
Medtronic International Trading Sàrl	Switzerland
Medtronic International Trading, Inc.	Minnesota
Medtronic International, Ltd.	Delaware
Medtronic Interventional Vascular, Inc.	Massachusetts
Medtronic Ireland Holdings Company	Ireland
Medtronic Ireland Limited	Ireland
Medtronic Ireland Manufacturing Limited	Ireland
Medtronic Italia S.p.A.	Italy
Medtronic Japan Co., Ltd.	Japan
Medtronic Korea Co. Ltd.	Korea
Medtronic LLC	Russia
Medtronic Latin America, Inc.	Minnesota
Medtronic Lifelink MD, Inc.	Delaware
Medtronic Limited	United Kingdom
Medtronic Medical Appliance Technology and Service (Shanghai) Ltd.	China
Medtronic Medical Technology Ticaret Limited Sirketi	Turkey
Medtronic Mediterranean SAL	Beirut, Lebanon
Medtronic Mexico S. de R.L. de C.V. (Tijuana)	Mexico
Medtronic Micro Motion Sciences, Inc.	Delaware
Medtronic MiniMed, Inc.	Delaware
Medtronic Navigation Israel Ltd.	Israel
Medtronic Navigation, Inc.	Delaware
Medtronic Norge AS	Norway
Medtronic Oesterreich G.m.b.H.	Austria
Medtronic PS Medical, Inc.	California
Medtronic Pacific Trading, Inc.	Minnesota
Medtronic Physio-Control Limited	United Kingdom
Medtronic Poland Sp. z o.o.	Poland
Medtronic Portugal - Comércio e Distribuiçao de Aparelhos Médicos Lda	Portugal
Medtronic Puerto Rico Operations Co.	Cayman Islands
Medtronic S. de R.L. de C.V. (Mexico City)	Mexico
Medtronic S.A.I.C.	Argentina
Medtronic Servicios S. de R.L. de C.V.	Mexico

Company	Jurisdiction of Incorporation

Medtronic Sofamor Danek (NZ) Limited	New Zealand
Medtronic Sofamor Danek (UK) Ltd.	England, Wales
Medtronic Sofamor Danek Australia Pty. Ltd.	Australia
Medtronic Sofamor Danek Co., Ltd.	Japan
Medtronic Sofamor Danek Deggendorf GmbH	Germany
Medtronic Sofamor Danek South Africa (Proprietary) Limited	South Africa
Medtronic Sofamor Danek USA, Inc.	Tennessee
Medtronic Sofamor Danek, Inc.	Indiana
Medtronic Spine International Holding Company	Cayman Islands
Medtronic Spine LLC	Delaware
Medtronic Synectics Aktiebolag	Sweden
Medtronic Trading NL BV	Netherlands
Medtronic Transneuronix, Inc.	Delaware
Medtronic Treasury International, Inc.	Minnesota
Medtronic Treasury Management, Inc.	Minnesota
Medtronic USA, Inc.	Minnesota
Medtronic Vascular Connaught	Ireland
Medtronic Vascular Galway Limited	Ireland
Medtronic Vascular, Inc.	Delaware
Medtronic Vertelink, Inc.	California
Medtronic VidaMed, Inc.	Delaware
Medtronic World Trade Corporation	Minnesota
Medtronic Xomed Instrumentation SAS	France
Medtronic Xomed U.K. Limited	United Kingdom
Medtronic Xomed, Inc.	Delaware
Medtronic do Brasil Ltda.	Brazil
Medtronic of Canada Ltd.	Canada
Medtronic, Inc.	Minnesota
Medtronic-Mediland (Taiwan) Ltd.	Taiwan
MiniMed Distribution Corp.	Delaware
MiniMed Pty Ltd.	Australia
NDI Medical, Inc.	Ohio
Physio-Control International, Inc.	Washington
Physio-Control Manufacturing, Inc.	Washington
Physio-Control, Inc.	Washington
Restoragen, Inc.	Delaware
S.F.M.T. Europe B.V.	Netherlands
Sanatis GmbH	Switzerland
Setagon, Inc.	Delaware
Societe De Fabrication de Material Orthopedique En Abrege Sofamor	France
SpinalGraft Technologies, LLC	Tennessee
St. Francis Medical Technologies UK Limited	United Kingdom
Synectics Medical - Equipamento Electronico de Medicina, Limitada	Portugal
Synectics Medical Limited	United Kingdom
Transneuronix International GmbH	Germany
VidaMed International Limited	United Kingdom
Vitatron A.G.	Switzerland
Vitatron BV	Netherlands
Vitatron Belgium S.A./N.V.	Belgium
Vitatron Czechia s.r.o.	Czech Republic
Vitatron Denmark A/S	Denmark

Company	Jurisdiction of Incorporation

Vitatron Finland Oy	Finland
Vitatron GmbH	Austria
Vitatron GmbH	Germany
Vitatron Holding B.V.	Netherlands
Vitatron Japan Co., Ltd.	Japan
Vitatron Medical España, S.A.	Spain
Vitatron Nederland B.V.	Netherlands
Vitatron Portugal - Comércio e Distribuição de Dispositivos Médicos, Lda	Portugal
Vitatron Sweden Aktiebolag	Sweden
Vitatron U.K. Limited	United Kingdom
Warsaw Orthopedic, Inc.	Indiana